UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2018

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.
001-38515	EVERGY, INC.	82-2733395
(a Missouri corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

001-03523	WESTAR ENERGY, INC.	48-0290150
(a Kansas corporation)
818 South Kansas Avenue
Topeka, Kansas 66612
(785) 575-6300

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720

(a Missouri corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This combined Current Report on Form 8-K is provided by the following registrants: Evergy, Inc. (“Evergy”), Westar Energy, Inc. (“Westar”) and Kansas City Power & Light Company (“KCP&L”). Information relating to any individual registrant is filed by such registrant solely on its own behalf. Each registrant makes no representation as to information relating exclusively to the other registrants.

Item 1.01. Entry into a Material Definitive Agreement.

On September 18, 2018, Evergy, Westar, KCP&L and KCP&L Greater Missouri Operations Company, a subsidiary of Evergy (“GMO” and together with Evergy, Westar and KCP&L, the “Borrowers”) entered into a master revolving credit facility with a syndicate of banks (the “Credit Facility”) that provides for maximum borrowings of up to $2.5 billion in the aggregate, including the issuance of letters of credit and swingline loans each up to maximum aggregate amounts of $150 million. So long as there is no default or unmatured default under the Credit Facility, the Borrowers may elect to increase the Credit Facility up to an aggregate principal amount of $750 million by increasing the commitment of one or more lenders who have agreed to such increase.

The Credit Facility matures on September 18, 2023. So long as there is no default or unmatured default under the Credit Facility and subject to the accuracy of the representations and warranties in the Credit Facility as of the extension date, the Borrowers may elect to extend the Credit Facility twice for an additional one year term on each such extension date, subject to lender participation.

The Credit Facility also contains negative covenants, including one that sets the ratio of maximum allowed total indebtedness to total capitalization at 0.65 to 1.00, for each Borrower.

The description above is only a summary of the material provisions of the Credit Facility and does not purport to be complete and is qualified in its entirety by reference to the provisions in such Credit Facility, a copy of which is attached hereto as Exhibit 10.1.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the entry into the Credit Facility described in Item 1.01, the following agreements were terminated effective September 18, 2018, (i) the credit agreement, dated as of August 9, 2010, as amended, among Evergy (as successor to Great Plains Energy Incorporated) and a syndicate of banks with a maturity date of October 17, 2019, which provided for a revolving credit facility of up to $200 million; (ii) the credit agreement, dated as of August 9, 2010, as amended, among KCP&L and a syndicate of banks with a maturity date of October 17, 2019, which provided for a revolving credit facility of up to $600 million; (iii) the credit agreement, dated as of August 9, 2010, as amended, among GMO and a syndicate of banks with a maturity date of October 17, 2019, which provided for a revolving credit facility of up to $450 million; (iv) the credit agreement, dated as of February 18, 2011, as amended, among Westar and a syndicate of banks with a maturity date of February 18, 2019, which provided for a revolving credit facility of up to $270 million; and (v) the fourth amended and restated credit agreement, dated as of September 29, 2011, as amended, among Westar and a syndicate of banks with a maturity date of September 29, 2019, which provided for a revolving credit facility of up to $730 million.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1	Credit Agreement, dated as of September 18, 2018, among Evergy, Inc., Kansas City Power & Light Company, KCP&L Greater Missouri Operations Company, Westar Energy, Inc., the several lenders from time to time parties thereto, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender and the other issuing lenders and agents party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EVERGY, INC.

By:	/s/ Lori A. Wright
Name:	Lori A. Wright
Title:	Vice President, Corporate Planning, Investor Relations and Treasurer

WESTAR ENERGY, INC.

By:	/s/ Lori A. Wright
Name:	Lori A. Wright
Title:	Vice President, Corporate Planning, Investor Relations and Treasurer

KANSAS CITY POWER & LIGHT COMPANY

By:	/s/ Lori A. Wright
Name:	Lori A. Wright
Title:	Vice President, Corporate Planning, Investor Relations and Treasurer

Date: September 18, 2018